UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PCS EDVENTURES!.COM, INC.

(Exact name of Registrant as specified in its Charter)

Idaho	82-0475383
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation)

345 Bobwhite Court, Suite 200

Boise, Idaho  83706

 (Address of Principal Executive Offices)

PCS 2009 Equity Incentive Plan

(Full title of the plan)

Robert O. Grover, CEO

345 Bobwhite Court, Suite 200

Boise, Idaho 83706

(Name and address of agent for service)

208-343-3110

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer		Accelerated filer
Non-accelerated filer	(Do not check if a smaller reporting company)	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee*
No Par Value Common Stock	4,000,000	$0.05	$200,000	$22.92

*

Calculated according to Rule 457(h) and (c) of the Securities and Exchange Commission, based upon the average of the bid and asked prices of our common stock on the OTC Bulletin Board on April 26, 2012, to be issued under the 2009 Plan.

This Registration Statement on Form S-8 adds an additional 4,000,000 shares to the 2009 Equity Compensation Plan (the “Plan”) of PCS Edventures!.com, Inc. (the “Company”) and incorporates by reference all of the information contained in the Company’s S-8 Registration Statement filed with the Securities and Exchange Commission on November 19, 2009 (SEC File No. 333-163232), related to the registration of the initial 4,000,000 shares authorized by the Company’s Board of Directors and stockholders for grants, awards and stock issuances under the Plan.   This Registration Statement registers an additional 4,000,000 shares of common stock for grants, awards and stock issuances under the Plan that was duly approved by the Board of Directors and stockholders, respectively, on November 16, 2011, and April 4, 2012.

Item 8.  Exhibits.

Exhibit Number

5.1

Opinion of Leonard W. Burningham, Esq. regarding Legality

23.1

Consent of Leonard W. Burningham, Esq.

23.2

Consent of M&K CPAS, PLLC, our Auditors

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise, State of Idaho, on April 27, 2012.

                   REGISTRANT:

Date: April 27, 2012

                 By:  /s/ Robert O. Grover

        Robert O. Grover

                                                                                               CEO

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Date:  April 27, 2012                                                                       By:/s/ Leann Gilberg

          Leann Gilberg

          CFO

Date: April 27, 2012                                                                        By: /s/Donald J. Farley

            Donald J. Farley

            Director

Date: April 27, 2012                                                                        By: /s/ Dehryl A. Dennis

Dehryl A. Dennis

Director

Date: April 27, 2012                                                                        By: /s/ Michael K. McMurray

Michael K. McMurray

Director